                                                                      Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 14, 2002, accompanying the consolidated financial statements and schedules included in the Annual Report of Healthcare Services Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Post-Effective Amendment No. 1 to the Registration Statements (Forms S-8 No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and subsidiaries and in the Registration Statement (Form S-8 No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and subsidiaries.




/s/ Grant Thornton LLP
New York, New York
March 21, 2002

                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                             ACCOUNTANTS ON SCHEDULE





Board of Directors and Stockholders
   Healthcare Services Group, Inc.


In connection with our audits of the consolidated financial statements of Healthcare Services Group, Inc. and subsidiaries, referred to in our report dated February 14, 2002, which is included in the 2001 Annual Report to Shareholders and is incorporated by reference in Form 10-K, we have also audited
Schedule II for each of the three years in the period ended December 31, 2001. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.




/s/ Grant Thornton LLP
New York, New York
February 14, 2002

                Healthcare Services Group, Inc. and subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                  Years Ended December 31, 2001, 2000, and 1999

                                                                     Additions
                                                       -------------------------------------
                                     Balance-             Charged to            Charged to
                                   Beginning of           Costs and               Other            Deductions          Balance- End
Description                           Period               Expenses              Accounts              (A)               of Period
---------------------------      ---------------       -------------         --------------      ------------        ---------------
2001
----
Allowance for Doubtful
  Accounts                         $ 4,914,000          $ 5,445,000                               $ 3,423,000          $ 6,936,000
                                   ===========          ===========          ==============       ===========          ===========

2000
----
Allowance for Doubtful
  Accounts                         $ 7,278,000          $ 3,250,000                               $ 5,614,000          $ 4,914,000
                                   ===========          ===========          ==============       ===========          ===========

1999
----
Allowance for Doubtful
  Accounts                         $ 3,449,000          $ 7,250,314                               $ 3,421,314          $ 7,278,000
                                   ===========          ===========          ==============       ===========          ===========

Allowance for Doubtful
  Accounts- Long-term Notes        $ 2,777,580          $   816,214                               $ 3,593,794                  -0-
                                   ===========          ===========          ==============       ===========          ===========


(A) Represents write-offs and reclassificatons